AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999

                                      REGISTRATION STATEMENT NO. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                 MEDSCAPE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                   13-3879679
                --------                                   ----------
             (State Or Other                           (I.R.S. Employer
              Jurisdiction                          Identification Number)
    Of Incorporation Or Organization)
                          ----------------------------
                              134 West 29th Street
                          New York, New York 10001-5399
              (Address of Registrant's Principal Executive Offices)
                          ----------------------------
                      Medscape, Inc. 1996 Stock Option Plan
                            (Full Title of the Plan)
                          ----------------------------
                                 Paul T. Sheils
                      President and Chief Executive Officer
                                 Medscape, Inc.
                              134 West 29th Street
                          New York, New York 10001-5399
                                 (212) 760-3100
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                          ----------------------------
                                   Copies to:


      John P. Schmitt, Esq.                         Mark E. Boulding, Esq.
Patterson, Belknap, Webb & Tyler LLP                 General Counsel and
    1133 Avenue of the Americas           Vice President of Regulatory Affairs
   New York, New York 10036-6710                       Medscape, Inc.
          (212) 336-2000                            134 West 29th Street
                                                New York, New York 10001-5399
                                                       (212) 760-3100

                        CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                Proposed
                                                       Proposed                  Maximum
  Title of Each Class of        Amount to be        Maximum Offering            Aggregate
     Securities to Be             Registered        Price Per Share           Offering Price      Amount of Registration
      Registered                                         (1)                       (1)                     Fee
========================================================================================================================
Common Stock, $.01 par
value..................            6,237,877            $3.53                 $22,005,188.40            $5,809.37
========================================================================================================================

(1) Calculated in accordance with Rule 457(h) of the Securities Act of 1933. Such calculation is based on the weighted average of (i) the weighted average exercise price of $2.67 per share covering outstanding options under the Medscape, Inc. 1996 Stock Option Plan to purchase 5,549,324 shares and
    (ii) $10.44 per share (the average of the high and the low prices of the Registrant's common stock on December 3, 1999) for 688,553 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Registration Statement on Form S-1 (Registration No. 333-77665) filed under the Securities Act of 1933, as amended (the "Securities Act"), including any exhibits and amendments thereto, and the Registrant's final Prospectus, dated September 27, 1999, pursuant to Rule 424(b) under the Act;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1999; and

         (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 145 of the Delaware General Corporation Law,
Article VI of our certificate of incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the Registrant's certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Article VII of the Registrant's bylaws provides that the Registrant shall, to the full extent permitted by the laws of the State of Delaware, as amended from time to time, indemnify all of its directors and officers.

         The Registrant maintains directors and officers liability insurance that covers its officers and directors against certain losses that may arise out of their positions with the Registrant and covers the Registrant for liabilities it may incur to indemnify its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See "Exhibit Index" on page II-8.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Medscape, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 11, 1999.


                              MEDSCAPE, INC.

                              By: /s/  Paul T. Sheils
                                 -----------------------------------------------
                                  Name: Paul T. Sheils
                                  Title:  President and Chief  Executive Officer




                                POWER OF ATTORNEY


         Each individual whose signature appears below constitutes and appoints each of Paul T. Sheils, Peter M. Frishauf and Steven Kalin, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                    TITLE                                     DATE
       ---------                                    -----                                     ----
  /s/ Paul T. Sheils                      President, Chief Executive                  November 11, 1999
--------------------------------              Officer and Director
         Paul T. Sheils                   (Principal Executive Officer)

  /s/ Steven Kalin                      Chief Operating Officer and                    November 11, 1999
--------------------------------            Chief Financial Officer
         Steven Kalin                    (Principal Financial and
                                            Accounting Officer)

  /s/ Alan J. Patricof                  Chairman of the Board of                       November 11, 1999
--------------------------------               Directors
       Alan J. Patricof

  /s/ Jeffrey L. Drezner                Executive Vice President                       November 11, 1999
--------------------------------             and Director
     Jeffrey L. Drezner,
       M.D., Ph.D.

  /s/ Peter M. Frishauf                 Chairman-Executive Committee                   November 11, 1999
--------------------------------                and Director
       Peter M. Frishauf

  /s/ Marc Butlein                                Director                             November 30, 1999
--------------------------------
         Marc Butlein

  /s/ Esther Dyson                                Director                             November 11, 1999
--------------------------------
        Esther Dyson

  /s/ Andrew Heyard                               Director                             November 15, 1999
--------------------------------
          Andrew Heyward


                                      II-6

  /s/ Fredric Reynolds                            Director                             November 11, 1999
--------------------------------
       Fredric Reynolds


  /s/ Carlo A. von Schroeter                      Director                             November 11, 1999
--------------------------------
       Carlo A. von Schroeter


  /s/ Oakleigh Thorne                             Director                             November 11, 1999
--------------------------------
        Oakleigh Thorne

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION                                              PAGE
-------        -----------                                              ----
3.2*           Amended and Restated Certificate of Incorporation

3.3*           Bylaws

5.1            Opinion of Patterson, Belknap, Webb & Tyler LLP

10.15*         1996 Stock Option Plan

10.16*         Form of Incentive Stock Option Agreement

10.17*         Form of Non-Qualified Stock Option Agreement

10.18*         Nonemployee Director Stock Option Agreement

23.1           Consent of Patterson, Belknap, Webb & Tyler LLP
               (included in Exhibit 5.1 hereto)

23.2           Consent of Deloitte & Touche LLP

24.1           Power of Attorney (see signature page)




------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-77665), which was declared effective on September 27, 1999.

                                      II-8